UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 5, 2003

(Date of Report)

NEORX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliott Avenue West, Suite 500, Seattle, Washington 98119-4007
(Address of principal executive offices) (Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

Item 5.         Other Events

Karen Auditore-Hargreaves was named President of NeoRx, effective December 5, 2003.  Jack L. Bowman, who previously served as the Company’s President, will continue to serve as Chairman and Chief Executive Officer.  See press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 8, 2003, NeoRx announced that it had completed a $15,750,000 private placement transaction in which the company issued 1,575 shares of a newly created class of Series B convertible preferred stock, which are convertible into approximately 3,150,000 shares of common stock, and warrants to purchase an aggregate of 630,000 shares of common stock.  See press release attached hereto as Exhibit 99.2 and incorporated herein by reference.   The certificate of designation, form of warrant, preferred stock and warrant purchase agreement and investor rights agreement are attached hereto as Exhibits 3.1, 4.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

On December 8, 2003, NeoRx also issued a press release reporting three-year survival data for multiple myeloma patients in its STR Phase I/II trials.  See press release attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 7.         Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Rights and Preferences of Series B Convertible Preferred Stock

4.1	Form of Common Stock Purchase Warrant

10.1	Preferred Stock and Warrant Purchase Agreement dated as of December 3, 2003, by and among NeoRx, BayStar Capital II, L.P. and the other Purchasers listed on Schedule 1 thereto

10.2	Investor Rights Agreement dated as of December 3, 2003, by and among NeoRx, BayStar Capital II, L.P. and the other Purchasers listed on Schedule 1 thereto

99.1	Press release dated December 5, 2003, announcing the election of Karen Auditore-Hargreaves as President of NeoRx

99.2	Press release dated December 8, 2003, announcing completion of $15.75 million financing

99.3	Press release dated December 8, 2003, reporting three-year survival data for multiple myeloma patients in STR Phase I/II trial

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEORX CORPORATION

Dated: December 10, 2003	By	/s/ MELINDA G. KILE
Melinda G. Kile
Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Rights and Preferences of Series B Convertible Preferred Stock

4.1	Form of Common Stock Purchase Warrant

10.1	Preferred Stock and Warrant Purchase Agreement dated as of December 3, 2003, by and among NeoRx, BayStar Capital II, L.P. and the other Purchasers listed on Schedule 1 thereto

10.2	Investor Rights Agreement dated as of December 3, 2003, by and among NeoRx, BayStar Capital II, L.P. and the other Purchasers listed on Schedule 1 thereto

99.1	Press release dated December 5, 2003, announcing the election of Karen Auditore- Hargreaves as President of NeoRx

99.2	Press release dated December 8, 2003, announcing completion of $15.75 million financing

99.3	Press release dated December 8, 2003, reporting three-year survival data for multiple myeloma patients in STR Phase I/II trial